Exhibit 99.1

HANA BIOSCIENCES ANNOUNCES THIRD QUARTER 2006 RESULTS

South San Francisco, CA (November 2, 2006) - Hana Biosciences (NASDAQ: HNAB), a biopharmaceutical company focused on advancing cancer care, today announced financial results for the third quarter of 2006.
  Non-GAAP net loss of $7.3 million for the three months ended September 30, 2006 compared to $1.7 million for the three months ended September 30, 2005; GAAP net loss was $10.9 million for the three months ended September 30, 2006, which included a $3.6 million charge related to FAS 123R employee stock-based compensation expense.1
  Non-GAAP net loss of $17.1 million for the nine months ended September 30, 2006 compared to $6.2 million for the nine months ended September 30, 2005; GAAP net loss was $35.0 million for the nine months ended September 30, 2006, which included an $11.9 million charge related to the acquisition of product candidates from Inex and a $6.1 million charge related to FAS 123R employee stock-based compensation expense. 1,2
  Cash used in operations was $6.6 million in the third quarter of 2006. Hana ended the quarter with approximately $39.9 million in cash and cash equivalents and short-term investments, compared to $17.6 million at December 31, 2005.
“We are encouraged by the clinical, regulatory and business development milestones achieved in the third quarter of 2006 highlighted by the acceptance of our Zensana™ NDA and the early initiation of our Alocrest™ clinical trial,” said Mark J. Ahn, Ph.D., President and CEO of Hana. “The continued advancement of our product pipeline establishes the foundation for us to meet and exceed our next level of clinical and commercialization goals.”

A reconciliation2 between non-GAAP and GAAP earnings per share for year to date and third quarters of 2006 and 2005 are provided in the following table:

	Reported	Employee	Costs	Non-GAAP
	GAAP Basic	Stock	Associated	Basic and
	And Diluted	Compensation	with Inex	Diluted
	EPS	Expense	Acquisition	EPS
Q3 2006	($0.38)	$0.12	$0.00	($0.25)
Q3 2005	($0.09)	$0.00	$0.00	($0.09)

YTD 2006	($1.37)	$0.24	$0.48	($0.68)
YTD 2005	($0.38)	$0.00	$0.00	($0.38)

Note: Amounts may not sum due to rounding.

Key Achievements in Third Quarter 2006

•	Initiated a Phase I clinical study of Alocrest™ (vinorelbine tartrate liposomes injection) in patients with advanced solid tumors.
•	Initiated a multicenter Phase II clinical trial of Marqibo® (vincristine sulfate liposomes injection) in patients with relapsed or refractory acute lymphoblastic leukemia.
•	Announced the acceptance for review of the company’s New Drug Application for Zensana™ (ondansetron HCI) Oral Spray by the U.S. Food and Drug Administration.

Hana Biosciences’ management will host a live webcast to include a discussion of earnings and a business update at 1:30 pm PST, 4:30 pm EST. Those interested in hearing management’s discussion may join the call by dialing (866) 585-6398 in the US/Canada. International participants may access the call by dialing (416) 849-9626. Participants may also access a live webcast of the conference call on Hana’s website at www.hanabiosciences.com.

An audio replay will be available until November 16, 2006 following the call by dialing (866) 245-6755 US/Canada and (416) 915-1035 for International participants. Enter #24149 when prompted for the playback access code. The webcast will be available via the company’s website until November 23, 2006.

Reconciliation of GAAP to Non-GAAP Net Loss:

GAAP refers to generally accepted accounting principles in the United States of America. Hana’s non-GAAP net loss and loss per share excludes the impact of the upfront fees paid to Inex Pharmaceuticals Corp. and transaction fees paid as part of its acquisition and stock option expense related to implementation of FAS 123R. Hana is reporting non-GAAP results in addition to, and not as a substitute for, financial measures calculated in accordance with GAAP. Hana provides these non-GAAP numbers to facilitate a comparison of its business from period to period and to allow investors to analyze its business results using the same measures Hana’s management uses to evaluate the company’s operating performance. Investors are encouraged to carefully consider Hana’s results under GAAP, as well as the non-GAAP reconciliation between these presentations, to more fully understand our business.

1 The company adopted Statement of Financial Accounting Standards No. 123R (or FAS 123R) using the modified prospective for share-based awards granted after the Company became a public entity and the prospective method for share-based awards granted prior to the Company becoming a public entity, beginning January 1, 2006. As a result, no employee stock-based compensation expense using FAS 123R has been recognized in GAAP-reported amounts in any prior period.

2 Hana’s non-GAAP net loss and non-GAAP loss per share excludes the impact of the upfront fees paid to Inex Pharmaceuticals and transaction fees paid as part of its acquisition of three product candidates. The differences in non-GAAP and GAAP numbers are reconciled in the accompanying tables.

About Hana Biosciences, Inc.

Hana Biosciences, Inc. (NASDAQ: HNAB) is a South San Francisco, CA-based biopharmaceutical company focused on acquiring, developing, and commercializing innovative products to advance cancer care. The company is committed to creating value by building a world-class team, accelerating the development of lead product candidates, expanding its pipeline by being the alliance partner of choice, and nurturing a unique company culture. Additional information on Hana Biosciences can be found at www.hanabiosciences.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause Hana's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that any of Hana's development efforts relating to its product candidates will be successful. Other risks that may affect forward-looking information contained in this press release include the possibility of being unable to obtain regulatory approval of Hana's product candidates, the risk that the results of clinical trials may not support Hana's claims, Hana's reliance on third-party researchers to develop its product candidates, and its lack of experience in developing pharmaceutical products. Additional risks are described in the company's most recently filed Form 10-K and Form 10-Q. Hana assumes no obligation to update these statements, except as required by law

HANA BIOSCIENCES, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,326,069	$17,082,521
Short-term investments	6,620,574	472,000
Prepaid expenses and other current assets	174,723	74,729
Total current assets	40,121,366	17,629,250

Property and equipment, net	453,389	76,496
Other assets	--	20,453
Restricted cash	125,000	--
Total assets	$40,699,755	$17,726,199

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,490,925	$671,491
Accrued expenses	2,483,558	865,135
Total liabilities	3,974,483	1,536,626

Commitments and contingencies

Stockholders' equity:

Common stock; $0.001 par value 100,000,000 shares authorized; 28,983,273 and 22,348,655 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	28,983	22,349
Additional paid-in capital	89,913,941	34,400,345
Accumulated other comprehensive loss	(112,000)	(164,000)
Deficit accumulated during the development stage	(53,105,652)	(18,069,121)
Total stockholders' equity	36,725,272	16,189,573
Total liabilities and stockholders' equity	$40,699,755	$17,726,199

HANA BIOSCIENCES, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

,					Cumulative
					Period from
	Three Months Ended		Nine Months Ended		December 6, 2002 (date of inception) to
	September 30		September 30		September 30,
	2006	2005	2006	2005	2006
Operating expenses:
Selling, general and administrative	$3,440,436	$959,199	$7,000,719	$2,629,682	$13,834,301
Research and development	7,918,422	776,350	28,864,928	3,648,522	40,279,024

Total operating expenses	11,358,858	1,735,549	35,865,647	6,278,204	54,113,325

Loss from operations	(11,358,858)	(1,735,549)	(35,865,647)	(6,278,204)	(54,113,325)

Other income (expense):
Interest income, net	507,347	36,012	892,099	86,074	1,090,880
Other expense, net	(46,291)	(9,440)	(62,983)	(19,577)	(83,207)

Total other income	461,056	26,572	829,116	66,497	1,007,673

Net loss	$(10,897,802)	$(1,708,977)	$(35,036,531)	$(6,211,707)	$(53,105,652)

Net loss per share, basic and diluted	$(0.38)	$(0.09)	$(1.37)	$(0.38)

Shares used in computing net loss per share, basic and diluted	28,787,445	18,296,200	25,656,244	16,380,517
Comprehensive loss:
Net loss	$(10,897,802)	$(1,708,977)	$(35,036,531)	$(6,211,707)
Unrealized gain (loss)	(16,000)		52,000
Comprehensive loss	$(10,913,802)	$(1,708,977)	$(34,984,531)	$(6,211,707)